EXHIBIT 23.1



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                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated March 30, 2007 relating to the financial statements of Speedus Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.


/s/ PricewaterhouseCoopers LLP


New York, New York
March 30, 2007